UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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AMICAS, Inc.

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April 29, 2008

Dear Stockholder:

We cordially invite you to attend the 2008 Annual Meeting of Stockholders of AMICAS, Inc. to be held at 10:00 a.m. on Tuesday, June 3, 2008 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts.

During the Annual Meeting, we will discuss each item of business described in the attached Proxy Statement and give a report on our business. There may also be time for questions. We hope that it will be possible for you to attend.

At the Annual Meeting, we will seek your vote regarding the election of directors and ratification of our appointment of an independent registered public accounting firm.

The matters to be considered at the Annual Meeting are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the attached Proxy Statement.

When you have finished reading the Proxy Statement, please date, sign and return your proxy card in the enclosed, self-addressed, postage pre-paid envelope as soon as possible or follow the instructions on the proxy card to vote over the Internet to ensure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card or voted over the Internet.

On behalf of AMICAS, Inc., thank you for your continued support and interest in our company.

Sincerely,

Stephen N. Kahane, M.D., M.S.
CEO and Chairman

PROXY STATEMENT FOR THE AMICAS, INC. 2008 ANNUAL MEETING OF STOCKHOLDERS To Be Held Tuesday, June 3, 2008
GENERAL INFORMATION
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1
PROPOSAL 2
OTHER MATTERS

AMICAS, Inc.
20 Guest Street
Boston, Massachusetts 02135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, June 3, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMICAS, Inc. will be held on:

Date & Time:	Tuesday, June 3, 2008 at 10:00 a.m., local time
Location:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts

For the following purposes:

1.	To elect seven members of the Board of Directors to hold office until the 2009 Annual Meeting of Stockholders;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of BDO Seidman, LLP as the independent registered public accounting firm for AMICAS, Inc. for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only the holders of record of common stock of AMICAS, Inc. at the close of business on April 14, 2008 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. In addition, only the holders of record of common stock of AMICAS, Inc. at the close of business on April 14, 2008 and persons holding proxies from such stockholders may attend the Annual Meeting. A list of stockholders as of the close of business on April 14, 2008 will be available, during ordinary business hours, for ten days prior to the Annual Meeting date at the office of the Corporate Secretary at the above address for examination by any stockholder, his, her or its agent, or his, her or its attorney.

Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Kevin C. Burns
Corporate Secretary

April 29, 2008
Boston, Massachusetts

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE OVER THE INTERNET IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED TO THE ENCLOSED ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

AMICAS, Inc.
20 Guest Street
Boston, Massachusetts 02135

PROXY STATEMENT FOR THE AMICAS, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, June 3, 2008

The 2008 Annual Meeting of Stockholders of AMICAS, Inc. (“Annual Meeting”) will be held on Tuesday, June 3, 2008 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, beginning at 10:00 a.m., local time. We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to holders of our common stock on or about May 5, 2008.

As used in this Proxy Statement, the terms “AMICAS”, the “Company”, “our” and “we” each refers to AMICAS, Inc. (formerly known as VitalWorks Inc.) and includes its subsidiary, Amicas PACS, Corp. (formerly Amicas, Inc.), unless the context otherwise requires.

GENERAL INFORMATION

Why am I receiving this Proxy Statement and proxy card?

You are receiving a Proxy Statement and proxy card because you own shares of common stock of AMICAS. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Although not part of this Proxy Statement, we are also sending along with this Proxy Statement, our 2007 annual report, which includes our financial statements for the fiscal year ended December 31, 2007. You can also find a copy of our 2007 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.amicas.com.

If you elect to vote by proxy, when you sign the proxy card, you appoint Stephen N. Kahane and Kevin C. Burns as your representatives at the Annual Meeting. Dr. Kahane and Mr. Burns will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in case your plans change.

If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Dr. Kahane and Mr. Burns will vote your shares in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What am I voting on?

You are being asked to:

•	elect seven directors; and

•	ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

Only holders of record of common stock of AMICAS as of the close of business on April 14, 2008 are entitled to vote at the Annual Meeting. This date is referred to as the “Record Date.” On the Record Date, there were 42,639,209 shares of AMICAS common stock outstanding and entitled to vote. Each share of common stock that you own entitles you to one vote. AMICAS common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. You may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the Annual Meeting in person may revoke the proxy and vote at the Annual Meeting.

How do I vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. Unless otherwise provided, the following instructions assume that your shares are registered directly in your name through our stock transfer agent, StockTrans, Inc., or you have stock certificates.

You may vote by mail.  You do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “FOR” the election of the named nominees for directors and “FOR” the ratification of the appointment of the independent registered public accounting firm. If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide your bank, broker or other nominee with instructions regarding how to vote your shares, and receive directions from your bank, broker or other nominee explaining how to provide such nominee with your voting instructions.

You may vote over the Internet.  You can access the Internet voting system at the Web address www.votestock.com. After you submit the log-in number located on your proxy card, you will be able to vote your shares through an electronic ballot. If your shares are held in street name, you must follow the instructions you receive from your bank, broker or other nominee to vote via the Internet.

You may vote in person at the Annual Meeting.  Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a broker’s proxy card from your broker or other nominee and bring it to the Annual Meeting in order to vote at the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the named nominees for directors; and

•	“FOR” the ratification of the appointment of the independent registered public accounting firm for our fiscal year ending December 31, 2008.

How many votes do you need to hold the Annual Meeting?

Shares are counted as present at the Annual Meeting if the holder of those shares either is present and votes in person at the Annual Meeting or has properly submitted a proxy card.

As of the Record Date, 42,639,209 shares of our common stock were issued and outstanding. One-third of our outstanding shares as of the Record Date, equal to 14,213,070 shares, must be present at the Annual Meeting either in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in street name by a bank or broker that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers. Please vote in the manner described under “How do I vote?” for each account to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending timely written notice to our Corporate Secretary at AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135;

•	signing, and returning to us in a timely manner, another proxy card with a later date or re-voting over the Internet (only your latest Internet vote will be counted); or

•	voting in person at the Annual Meeting. Please note that attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not sign and return your proxy card by mail or vote over the Internet or in person as described above under “How do I vote?”

If your shares are held in street name, your bank, broker or other nominee may have discretionary authority to vote your shares under certain circumstances even if it does not receive instructions from you. These circumstances include certain “routine” matters, such as the election of directors and the ratification of the appointment of the independent registered public accounting firm. Therefore, if you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How do I Vote?,” your bank, broker or other nominee may either vote your shares on routine matters, or leave your shares unvoted. We encourage you to provide voting instructions. This ensures that your shares will be voted at the Annual Meeting in the manner you desire. If your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” When a bank, broker or other nominee votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the Annual Meeting.

A brokerage firm cannot vote customers’ shares on “non-routine” matters Therefore, if your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

How many votes must the nominees for election as directors receive to be elected?

The seven nominees receiving the highest number of affirmative votes will each be elected as a director. This number is called a plurality.

If a nominee is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than seven nominees.

How many votes are required to approve the ratification of the appointment of the independent registered public accounting firm?

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of shares present in person, represented by votes cast through the internet voting system, or represented by proxy at the Annual Meeting and entitled to vote.

How will votes be counted?

Election of Directors.  You may vote “FOR” or you may “WITHHOLD AUTHORITY” on voting for each nominee. A properly executed proxy marked “WITHHOLD AUTHORITY” will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions are not counted for purposes of electing directors. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the nominees for director. You may withhold authority to vote for a particular nominee by marking the “FOR” box and striking a line through the name of the nominee or nominees. Your shares will then be voted only for the remaining nominees. Brokerage firms have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. Because the election of directors requires a vote “FOR” such election by a plurality of the votes, if a broker does not exercise this authority, such “broker non-votes” will have no effect on the outcome of voting on this matter.

Ratification of the Appointment of Independent Registered Public Accounting Firm.  You may vote “FOR” or “AGAINST” the ratification of the appointment of the independent registered public accounting firm, or you may “ABSTAIN” from voting on this matter. Abstentions are counted for purposes of establishing a quorum. Brokerage firms have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. Because the ratification of the appointment of the independent registered public accounting firm requires a vote “FOR” such ratification by a majority of shares entitled to vote and present in person, represented by the internet voting system, or by proxy, abstentions will count as votes against this proposal and, if a broker does not exercise this authority, such “broker non-votes” will have no effect on the outcome of voting on this matter. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” the ratification of the appointment of the independent registered public accounting firm. We are not required to obtain approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of BDO Seidman, LLP as our independent accountants for our fiscal year ending December 31, 2008, our Audit Committee of our Board of Directors will reconsider its selection.

All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.”

Is my vote confidential?

Only the inspectors of election and certain employees of AMICAS will have access to your proxy card. They will tabulate and certify the vote. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere. All comments will remain confidential unless you ask that your name be disclosed.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these directors and employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2008. That report will be filed with the Securities and Exchange Commission (“SEC”). You can obtain a copy of the quarterly report on our website at www.amicas.com/investor/, or by contacting our investor relations department at (617) 779-7892, or by contacting the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC’s EDGAR system at www.sec.gov.

MANAGEMENT

The Board of Directors

Meetings and Attendance.  During the fiscal year ended December 31, 2007, the Board of Directors held 10 regular meetings and acted 2 times by unanimous written consent. Each director that served on the Board of Directors in 2007 attended more than 75% of the Board meetings and those committees of which such director was a member. Directors are invited to attend the Annual Meeting but we have no specific policy requiring attendance by directors at such meeting. Two of our directors attended our Annual Meeting of Stockholders held in 2007.

Independent Directors.  Under applicable rules of The Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that Dr. Phillip M. Berman, Mr. Stephen J. DeNelsky, Mr. Stephen J. Lifshatz, Mr. David B. Shepherd and Dr. John J. Sviokla are each independent directors as defined by the Nasdaq rules. Mr. Joseph D. Hill is not considered independent under the applicable rules of The Nasdaq Stock Market, as he served as the Senior Vice President and Chief Financial Officer of the Company until April 4, 2008. The independent directors met separately 4 times in 2007. In 2007, Mr. DeNelsky was, upon the recommendation of the independent directors, appointed Lead Director by the Board of Directors.

Communications.  Stockholders interested in communicating with the Board of Directors or any individual director may do so by writing to: AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135 attn: Corporate Secretary, or by email to AMCSboard@amicas.com. These communications will be forwarded to the appropriate director or directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Code of Business Conduct and Ethics.  The Board of Directors adopted a Code of Business Conduct and Ethics (“Code”) effective July 1, 2003 for our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. We have retained EthicsPoint, Inc. to provide an anonymous and confidential method to report Code violations or voice concerns. Based upon the nature of the complaint, EthicsPoint will generally advise at least one of our independent directors of the complaint. EthicsPoint and our Director of Legal Operations are the designated contacts for any complaints or reported violations concerning the Code. This Code is available on our website at www.amicas.com/investor/. Stockholders may request a free copy of the Code by writing to Investor Relations, AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135. We intend to disclose any amendments to, or waivers from, our Code on our website. Disclosure regarding any amendments to, or waivers from, provisions of the Code that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

Corporate Governance Guidelines.  The Board of Directors has adopted corporate governance guidelines, which, in conjunction with our certificate of incorporation, by-laws and Board committee charters, provide guidelines for the Company and the Board to ensure effective corporate governance. The corporate governance guidelines are posted on our website at www.amicas.com/investor/.

Committees of the Board of Directors

Audit Committee.  The Board of Directors maintains a standing Audit Committee. The Audit Committee is composed of Stephen J. DeNelsky, Stephen J. Lifshatz and David B. Shepherd. Our Audit Committee has the authority to retain and terminate the services of our independent accountants, review annual financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. All Audit Committee members satisfy the current independence standards promulgated by the SEC and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Mr. Shepherd served as the chair of the audit committee until January 1, 2008 when Mr. Lifshatz was appointed chair. The Board has determined that Mr. Lifshatz, the chair of the Audit Committee, Mr. DeNelsky and Mr. Shepherd are “audit committee financial experts,” as the SEC has defined that term in Item 407 of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended (the “Securities Act”). The Audit Committee held 6 meetings during 2007.

A copy of the Audit Committee charter is available on our website at www.amicas.com/investor/. Please also see the report of the Audit Committee set forth elsewhere in this Proxy Statement.

Compensation Committee.  The Board of Directors maintains a standing Compensation Committee. The Compensation Committee is composed of Phillip M. Berman, Stephen J. Lifshatz and John J. Sviokla. The Compensation Committee is chaired by Dr. Sviokla. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision-making process with respect to that issue without the chief executive officer present. All Compensation Committee members qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Compensation Committee held 7 meetings during 2007.

The Compensation Committee generally holds regularly scheduled in-person meetings throughout the year and additional meetings as appropriate either in person or by telephone. Generally, the Compensation Committee Chair works with management in establishing the agenda for Committee meetings. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as management’s proposed recommendations to the Committee for performance measures and proposed financial targets, management’s proposed recommendations to the Committee for salary increases, management’s performance evaluations of executive officers, and other data and information, if requested by the Committee.

In addition, the Compensation Committee charter grants the Compensation Committee full authority to engage compensation consultants and other advisors to assist it in the performance of its responsibilities. Any compensation consultant retained by the Committee reports directly to the Compensation Committee. The Compensation Committee did not engage a compensation consultant for 2007 but instead independently confirmed for 2007 the market benchmarking of our executive compensation program, as discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

A copy of the Compensation Committee charter is available on our website at www.amicas.com/investor/. Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of Phillip M. Berman, Stephen J. Lifshatz and John J. Sviokla. None of the Compensation Committee members in 2007 have had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

None of the Company’s executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of the Company or member of the Compensation Committee.

Nominating and Corporate Governance Committee.  The Board of Directors maintains a standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Phillip M. Berman, Stephen J. DeNelsky and John J. Sviokla. The Nominating and Corporate Governance Committee is chaired by Mr. DeNelsky. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and its committees, and to evaluate and make recommendations as to potential candidates. All Nominating and Corporate Governance Committee members qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating and Corporate Governance Committee held 4 meetings during 2007.

A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.amicas.com/investor/.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Nominating and Corporate Governance Committee charter. These criteria include the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as independence, business experience, diversity, and personal skills in software, other technology, finance, marketing, business, financial reporting, accounting, health care and other areas that are expected to contribute to an effective Board. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Director of Legal Operations, AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Other Matters — Stockholder Proposals” on page 35 of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of, requires directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of filings made by reporting persons with the SEC or written representations from certain reporting persons that no Form 5 filing was required for such person, we believe that during fiscal year 2007, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Exchange Act, except as set forth below:

Director/Executive Officer	Change in Beneficial Ownership	Form 4 Filed

Joseph D. Hill	January 26, 2007 (grant of options)	February 7, 2007
Stephen N. Kahane	January 26, 2007 (grant of options)	February 7, 2007
Peter A. McClennen	January 26, 2007 (grant of options)	February 7, 2007
Peter A. McClennen	December 13, 2007 (sale of stock)	December 20, 2007

Certain Relationships and Related Transactions

Our Audit Committee reviews and approves in advance all related person transactions. Since the beginning of fiscal year 2007, the Company has not been a participant in a transaction, and is not currently a participant in any proposed transaction, requiring disclosure as a related person transaction in this Proxy Statement pursuant to Item 404 of Regulation S-K under the Securities Act.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning beneficial ownership of our outstanding common stock as of April 14, 2008 by:

•	each shareholder that we know to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each individual named in the Summary Compensation Table on page 16; and

•	all of our current directors and executive officers as a group.

Information with respect to “beneficial ownership” shown in the table below is based on information supplied by the respective beneficial owners. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned by a particular beneficial owner, the shares of common stock deemed outstanding include 42,639,209 shares outstanding as of April 14, 2008, plus all common stock issuable on exercise of options within 60 days of April 14, 2008 held by the particular beneficial owner (“Presently Exercisable Options”). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the mailing address of each beneficial owner is c/o AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135. Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

Wellington Management Company, LLP(1)	6,427,518	15.07%
Gagnon Securities, LLC(2)	5,112,598	11.99%
Dimensional Fund Advisors, L.P.(3)	3,323,325	7.79%
S Squared Technology, LLC(4)	2,698,375	6.33%
J. Caird Investors (Bermuda), L.P(5)	2,126,500	4.99%
Stephen N. Kahane(6)	1,938,256	4.55%
Joseph D. Hill(7)	342,896	*
Kevin C. Burns(8)	100,454	*
David B. Shepherd(9)	75,962	*
Stephen J. DeNelsky(10)	68,832	*
Phillip M. Berman(11)	28,437	*
John J. Sviokla(12)	21,237	*
Stephen J. Lifshatz(13)	9,687	*
Peter A. McClennen(14)	250	*
All current directors and executive officers as a group (9 persons)(15)	2,586,011	6.06%

*	Less than one percent.

(1)	Number of shares beneficially owned based solely upon a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2008. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(2)	Number of shares beneficially owned based solely upon a Schedule 13G by Gagnon Securities, LLC on March 17, 2008. The address of Gagnon Securities LLC is 1370 Avenue of the Americas, New York, New York 10019.

(3)	Number of shares beneficially owned based solely upon a Schedule 13G filed by S Squared Technology, LLC. on January 15, 2008. The address of S Squared Technology, LLC is 515 Madison Avenue, New York, New York 10022.

(4)	Number of shares beneficially owned based solely upon a Schedule 13G filed by Dimensional Fund Advisors, LP. on February 6, 2008. The address of Dimensional Fund Advisors, LP. is 1299 Ocean Ave, Santa Monica, CA 90401.

(5)	Number of shares beneficially owned based solely upon a Schedule 13G filed by J. Caird Investors (Bermuda) L.P. on February 14, 2008. The address of J. Caird Investors (Bermuda) L.P. is c/o Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109.

(6)	Includes 40,760 shares of common stock and 1,897,496 shares underlying options exercisable within 60 days of April 14, 2008.

(7)	Includes 398 shares of common stock and 342.498 shares underlying options exercisable within 60 days of April 14, 2008.

(8)	Includes 3,137 shares of common stock and 97,317 shares underlying options exercisable within 60 days of April 14, 2008.

(9)	Includes 30,962 shares of common stock and 45,000 shares underlying options exercisable within 60 days of April 14, 2008.

(10)	Includes 22,582 shares of common stock and 46,250 shares underlying options exercisable within 60 days of April 14, 2008.

(11)	Includes 4,687 shares of common stock and 23,750 shares underlying options exercisable within 60 days of April 14, 2008.

(12)	Includes 9,987 shares of common stock and 11,250 shares underlying options exercisable within 60 days of April 14, 2008.

(13)	Includes 4,687 shares of common stock and 5,000 shares underlying options exercisable within 60 days of April 14, 2008.

(14)	Includes 250 shares of common stock. On October 1, 2007, we notified Mr. McClennen that the Employment Agreement between Mr. McClennen and us dated March 28, 2005 (the “Employment Agreement”) would not be renewed. Pursuant to the terms of the Employment Agreement, in connection with the non-renewal by us of that agreement, we and Mr. McClennen have entered into a general release and separation agreement, dated as of October 25, 2007, under which Mr. McClennen is entitled to receive one year’s salary as a severance payment.

(15)	Includes 117,450 shares of common stock and 2,468,561 shares underlying options exercisable within 60 days of April 14, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors, consisting entirely of independent directors, has overall responsibility with respect to evaluating and approving compensation for our executive officers listed in the Summary Compensation Table appearing elsewhere in this Proxy Statement (together, the “Named Executive Officers”). The following Compensation Discussion and Analysis provides you with information that we believe to be necessary to understand our executive compensation policies and decisions as they relate to our Named Executive Officers. The discussion set forth below focuses on the following:

•	The objectives of our compensation program, including the results and behaviors the program is designed to reward;

•	The process that we use to determine executive compensation;

•	Each element of the compensation plan;

•	The reasons why the Compensation Committee chose to pay each element; and

•	How the Compensation Committee determines the amount or the formula used for each element.

The Company’s Compensation Philosophy

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate superior executive talent. The focus is to tie short-term and long-term incentives to achievement of measurable corporate performance objectives and to closely align the interests of the Named Executive Officers with those of the Company’s stockholders. To achieve these objectives, the Compensation Committee has implemented compensation plans that tie a substantial portion of the Named Executive Officers overall compensation to our financial and operating performance. Pursuant to this overall approach, our compensation plans have the following objectives:

•	To attract and retain a highly skilled work force — in a competitive and demanding market, it is necessary for us to offer compensation packages commensurate with the executive officers’ performance and experience.

•	To foster a high performance culture — our compensation is based on the level of job responsibility, individual performance and Company performance. As employees assume greater levels of responsibility, the portion of their compensation that is tied to Company performance increases.

•	To provide stability — we have provided retention incentives for executive officers where we believe appropriate.

Compensation Elements and Purposes

The Compensation Committee develops and recommends compensation plans by reviewing publicly available compensation data and the Culpepper salary survey of approximately 900 companies, for executive officers employed by national and regional technology companies. The Compensation Committee used data from this survey that focused on publicly traded Health Care Information Technology (“HCIT”) companies with annual revenues and market capitalizations similar to ours as well as other relevant compensation data.

The Compensation Committee has established a pay-for performance compensation philosophy, intended to bring base salaries and total executive compensation in line with approximately the fiftieth to one hundredth percentile of HCIT companies with annual revenues and market capitalizations similar to ours.

Our compensation program consists of the following elements:

•	Base salaries — we pay annual salaries to provide executives with a base level of compensation to achieve our objectives of attracting and retaining executive talent that we need to accomplish our goals.

•	Annual Performance Based Cash Bonus — provides performance based cash incentives based on Company performance against specific targets, with the purpose of motivating and rewarding achievement of our critical strategic and financial goals, thus fostering a high performance culture.

•	Annual Share Price Based Cash Bonus — provides performance based cash incentives based on Company stock performance, with the purpose of aligning the executives interests with those of shareholders and increasing shareholder value.

•	Quarterly Performance Based Cash Bonus — provides performance based cash incentives based on Company performance against a specific target, namely Company sales orders objective, with the purpose of creating urgency and rewarding over-achievement of one of our critical strategic and financial goals.

•	Long Term Equity Incentives — we believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our Named Executive Officers of equity-based awards in the form of stock options. The stock option awards are intended to provide the executive with incentive to build value in the Company over an extended period of time. We typically make an initial equity award of stock options to new executives and annual equity grants as part of our overall compensation program.

•	Share Price Based Equity Incentives — through the grant of stock options, with an opportunity to accelerate vesting based on share price objectives, we intend to provide an incentive with the purpose of increasing shareholder value.

•	Retirement savings through a qualified 401(k) savings plan, pursuant to which all employees can choose to defer compensation for retirement and to which we make a matching contribution, with the purpose of encouraging employees to save for their retirement, with account balance affected by contributions and investment decisions made by the participant.

•	Health and welfare benefits — a fixed component with the same benefits (medical, dental, vision, disability insurance and life insurance) available for all full-time employees, with the purpose of providing benefits to meet the health and welfare needs of our employees and their families and to provide a competitive total compensation package.

•	Severance and change of control agreements and plans pursuant to which we provide additional payments and benefits to the Named Executive Officers with the intention of encouraging officers to remain focused on our business in the event of anticipated or actual fundamental corporate changes.

As mentioned above, the Compensation Committee has implemented annual and quarterly performance management programs, for our Named Executive Officers, under which performance goals are determined and set forth in writing at the beginning of each calendar year. In particular, these corporate goals establish budget and target levels for sales orders, revenue and operating income we then calculate annual and quarterly cash bonuses. Since the Compensation Committee has determined these principal targets are of equal in value to the overall health and growth of the company, the Compensation Committee has determined that the weighting of all corporate objectives shall be equally divided, that is 33.33% for each objective. The principal strategic and financial targets include:

•	Revenue — our revenues, although they have improved over our prior year, have not increased as much as we hoped, and we have targeted increased revenue results as a driver to profitability;

•	Sales Orders — orders have a significant impact on current and future revenue objectives, due to the nature of our recurring revenue model; and

•	Operating Income — provides an incentive to reward both controlling expenses and increasing gross margin contributions.

Compensation Components

The components of our executive compensation package include the following:

Base Salary

Base salaries for our Named Executive Officers are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data the Compensation Committee reviews for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, the Compensation Committee believes that executive base salaries should generally fall in the range of the fiftieth to the one hundredth percentile of the range of salaries for executives in similar positions and with similar responsibilities in the HCIT companies with annual revenues and market capitalization similar to ours. A Named Executive Officer’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually as part of our performance management program and increased for merit reasons, based on the executive’s success in meeting or exceeding performance objectives and an assessment of whether significant corporate goals were achieved. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Performance Based Cash Bonus

Our compensation program provides Named Executive Officers with the opportunity to earn an annual performance-based cash bonus. The amount of the cash bonus depends on the level of achievement of the corporate revenue, orders and operating income performance goals noted above. The Compensation Committee sets these objectives at the beginning of the fiscal year. Currently, the Chief Executive Officer is eligible for an annual performance-based cash bonus in the amount of $250,000 and the Chief Financial Officer is eligible for an annual performance-based cash bonus in the amount of $100,000. In 2007, our Chief Executive Officer earned $109,488 and our Chief Financial Officer earned $54,744 of compensation, respectively, under this program, as a result of meeting certain revenue, order and operating income goals during the year.

Quarterly Performance Based Cash Bonus

Our compensation program also provides our Named Executive Officers with the opportunity to earn a quarterly performance-based cash bonus determined by exceeding certain thresholds for sales orders for the corresponding quarter. Currently, the Named Executive Officers are eligible for a quarterly performance-based cash bonus in amounts ranging from $5,250 to $9,750. In aggregate, the total quarterly based cash bonus paid to Named Executive Officers shall not exceed $15,000 per quarter. In 2007, our Chief Executive Officer earned $6,750 and our Chief Financial Officer earned $3,750 of compensation, respectively, under this program, as a result of meeting certain sales order goals during the year.

Annual Stock Price Performance Based Cash Bonus

In addition, our compensation program provides Named Executive Officers with the opportunity to earn an annual cash bonus based on the performance of our stock price. The amount of the cash bonus is subject to the attainment of an average stock price of $3.75 to $4.00 per share for the 2008 calendar year, determined by straight-line interpolation. Currently, the Chief Executive Officer is eligible for an annual stock price performance cash bonus in the amount of $250,000 and the Chief Financial Officer is eligible for an annual stock price performance cash bonus in the amount of $100,000. In 2007, our Chief Executive Officer and our Chief Financial Officer did not earn any compensation under this program, as the stock price goals were not met.

Initial Stock Option Awards

Named Executive Officers who join us are awarded two initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the day the grant is approved by the Compensation Committee. The first grant consists of an award with vesting over 12 equal quarterly installments and a second award with vesting on the six year anniversary and accelerated vesting upon attainment of pre-determined share price goals. The amount of the initial stock option award is determined based on the Named Executive Officers position with us, the Named Executive Officer’s base salary and an analysis of the competitive practices of the companies with similar annual revenues to us represented in the compensation data that the Compensation Committee reviews. The goal is to create a total compensation package for a new Named Executive Officer that is competitive with other similarly situated technology companies that we believe will enable us to attract highly qualified executives.

Annual Stock Option Awards

Our practice is to make annual stock option awards as part of our overall performance management program. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the annual aggregate value of these awards will be set near competitive median levels for companies represented in the compensation data the Compensation Committee reviews. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

The Compensation Committee grants annual stock option awards by reviewing publicly available compensation data and the Culpepper salary survey for executive officers employed by national and regional technology companies. In particular, the benchmarking data focuses on publicly traded HCIT companies with annual revenues and market capitalization similar to ours.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we may utilize cash signing bonuses when certain executives join us. Such cash signing bonuses are typically repayable in full to the company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, the Compensation Committee will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses, and to create an additional incentive for an executive to join our company in a position where there is high market demand. None of these types of payments were necessary or applicable in 2007.

Termination Based Compensation Severance

Upon termination of employment, Named Executive Officers may be entitled to receive severance payments under their employment offer letters. In determining whether to approve and in setting the terms of such severance arrangements, the Compensation Committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. Severance for termination without cause for our Chief Executive Officer is 18 months of base salary and premiums in connection with health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) and 12 months of base salary and COBRA premiums for our Chief Financial Officer. Payments upon a change in control are 24 months of base salary and COBRA premiums for our Chief Executive Officer and 18 months of base salary and COBRA premiums for our Chief Financial Officer.

Acceleration of vesting of equity-based awards

In the event of a change of control, as defined in our employment agreement, all stock options shall immediately vest and the exercise period shall terminate on the earlier of two years from termination or ten years from the date of the grant.

Conclusion

Our compensation policies are designed to retain and motivate our Named Executive Officers and to ultimately reward them for outstanding individual and corporate performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the fiscal years ended December 31, 2006 and 2007, respectively to (i) our Chief Executive Officer, (ii) our former Chief Financial Officer, (iii) our current Chief Financial Officer, and (iv) one other executive officer who earned more than $100,000 during the fiscal year ended December 31, 2007.

		Salary	Bonus	Option Awards		All Other
Name and Principal Position	Year	($)	($)	($)		Compensation ($)		Total ($)

Stephen N. Kahane	2006	350,000	—	352,853	(1)	14,203	(2)	702,853
Chief Executive Officer and President	2007	350,000	116,238	309,380	(1)	9,000	(2)	784,618
Kevin C. Burns(3)	2007	157,166	35,217	70,987	(1)	25,917	(4)	289,287
Current Sr. Vice President and Chief Financial Officer
Joseph D. Hill(5)	2006	250,000	—	303,210	(1)	7,786	(6)	560,996
Former Sr. Vice President and Chief Financial Officer	2007	250,000	58,494	273,340	(1)	8,955	(2)	590,789
Peter A. McClennen(7)	2006	300,000	—	417,175	(1)	14,060	(8)	731,236
Former President and Chief Operating Officer	2007	300,000	70,193	252,131	(1)	32,562	(9)	654,886

(1)	Represents the amount recognized for financial statement reporting in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). The assumptions utilized in recording this expense are included in Note M — Stockholders Equity to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in our annual report on Form 10-K filed with SEC on March 17, 2008.

(2)	Represents contributions made by the Company pursuant to the Company’s 401(k) savings plan.

(3)	Mr. Burns became our Senior Vice President and Chief Financial Officer effective April 7, 2008.

(4)	Represents $7,495 of contributions made by the Company pursuant to the Company’s 401(k) savings plan and $18,422 for tuition reimbursement.

(5)	Mr. Hill resigned as Senior Vice President and Chief Financial Officer and was appointed as a Director of the Company effective April 4, 2008

(6)	Represents $6,286 of contributions made by the Company pursuant to the Company’s 401(k) savings plan and $1,500 for a car allowance.

(7)	On October 1, 2007, we notified Mr. McClennen that the Employment Agreement between Mr. McClennen and us dated March 28, 2005 (the “Employment Agreement”) would not be renewed. Pursuant to the terms of the Employment Agreement, in connection with the non-renewal by us of that agreement, we and Mr. McClennen have entered into a general release and separation agreement, dated as of October 25, 2007, under which Mr. McClennen is entitled to receive one year’s salary as a severance payment.

(8)	Represents $2,060 of contributions made by the Company pursuant to the Company’s 401(k) savings plan and $12,000 for a car allowance.

(9)	Represents $9,000 of contributions made by the Company pursuant to the Company’s 401(k) savings plan, $12,000 for a car allowance and $11,562 for vacation pay earned but not used.

Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal years ended December 31, 2007 to each of the executive officers named in the Summary Compensation Table.

		All Option
		Awards:
		Number of
		Securities		Grant Date Fair
		Underlying	Exercise or Base	Value of Stock
		Options	Price of Option	and Option
Name	Grant Date	(#)	Awards ($/Share)	Awards

Stephen N. Kahane	—	—	—	—
	1/26/07	80,000	$2.97	$117,600	(1)
Joseph D. Hill(3)	1/26/07	80,000	$2.97	$117,600	(1)
Peter A. McClennen(4)	1/26/07	80,000	$2.97	$117,600	(1)
Kevin C. Burns	1/26/07	35,000	$2.97	$51,450	(1)
	4/27/07	5,000	$3.00	$6,650

(1)	Grant date fair value has been determined in accordance with the assumptions utilized by the Company for financial statement reporting under FAS 123R. The assumptions utilized in recording this expense are included in Note M — Stockholders Equity to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in our annual report on Form 10-K filed with SEC on March 17, 2008. Our executive officers will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold.

(3)	Mr. Hill resigned as Senior Vice President and Chief Financial Officer and was appointed as a Director of the Company effective April 4, 2008.

(4)	On October 1, 2007, we notified Mr. McClennen that the Employment Agreement between Mr. McClennen and us dated March 28, 2005 (the “Employment Agreement”) would not be renewed. Pursuant to the terms of the Employment Agreement, in connection with the non-renewal by us of that agreement, we and Mr. McClennen have entered into a general release and separation agreement, dated as of October 25, 2007, under which Mr. McClennen is entitled to receive one year’s salary as a severance payment.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We entered into an employment agreement with Stephen N. Kahane, M.D., M.S. on April 26, 2004, which employment agreement was effective as of January 1, 2004. The agreement was modified on July 26, 2004 in connection with Dr. Kahane’s promotion to Chief Executive Officer. The agreement automatically renews for one-year terms unless prior written notice is delivered by either party and includes the following:

•	An annual base salary of $350,000 for 2007 and 2008.

•	Incentive cash compensation of up to $250,000 for 2006. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market for the applicable calendar year) of $5.00 to $6.00 for the calendar year 2006, Dr. Kahane was eligible to receive a percentage (determined by straight line interpolation) of the target compensation. The 2006 stock price goals were not met, and, as a result, Dr. Kahane did not receive a cash bonus under this program for 2006.

•	Incentive cash compensation of up to $250,000 for 2007. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market for the applicable calendar year) of $3.75 to $4.00 for the calendar year 2007, Dr. Kahane was eligible to receive a percentage (determined by straight line interpolation) of the target compensation. The 2007 stock price goals were not met, and, as a result, Dr. Kahane did not receive a cash bonus under this program for 2007.

•	Incentive cash compensation for 2006 of up to $250,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue, orders and operating income targets are met. The 2006 performance goals were not met, and, as a result, Dr. Kahane did not receive a cash bonus under this program for 2006.

•	Incentive cash compensation for 2007 of up to $250,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue, orders and operating income targets are met. The 2007 performance goals were met in part, and, as a result, Dr. Kahane earned a cash bonus of $109,488 under this program for 2007.

•	Incentive cash compensation for 2007 of up to $27,000 pursuant to a program established by the Compensation Committee in the event that sales order targets are exceeded on a quarterly basis. The 2007 sales order targets were met in part, and, as a result, Dr. Kahane earned a cash bonus of $6,750 under this program for 2007.

We entered into an employment agreement with Joseph D. Hill on October 1, 2004, the term of which was scheduled to expire on December 31, 2006; however, until Mr. Hill’s resignation from his position with us effective April 4, 2008, the agreement automatically renewed for one-year terms unless prior written notice was delivered by either party and included the following:

•	An annual base salary of $250,000 for 2006 and 2007.

•	Incentive cash compensation of up to $100,000 in 2006. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market for the applicable calendar year) of $5.00 to $6.00 for the calendar year 2006, Mr. Hill was eligible to receive a percentage (determined by straight line interpolation) of the target compensation. The 2006 stock price goals were not met, and, as a result, Mr. Hill did not receive a cash bonus under this program for 2006.

•	Incentive cash compensation of up to $100,000 in 2007. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market for the applicable calendar year) of $3.75 to $4.00 for the calendar year 2007, Mr. Hill was eligible to receive a percentage (determined by straight line interpolation) of the target compensation. The 2007 stock price goals were not met, and, as a result, Mr. Hill did not receive a cash bonus under this program for 2007.

•	Incentive cash compensation for 2006 of up to $125,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue and operating income targets are met. The 2006 performance goals were not met, and, as a result, Mr. Hill did not receive a cash bonus under this program for 2006.

•	Incentive cash compensation for 2007 of up to $125,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue and operating income targets are met. The 2007 performance goals were met in part, and, as a result, Mr. Hill earned a cash bonus of $54,744 under this program for 2007.

•	Incentive cash compensation for 2007 of up to $15,000 pursuant to a program established by the Compensation Committee in the event that sales order targets are exceeded on a quarterly basis. The

2007 sales order targets were met in part, and, as a result, Mr. Hill earned a cash bonus of $3,750 under this program for 2007.

Mr. Hill resigned as Senior Vice President and Chief Financial Officer and was appointed as a Director of the Company effective April 4, 2008.

We entered into an employment agreement with Kevin C. Burns, effective April 7, 2008, the term of which is scheduled to expire on December 31, 2008; however, it will automatically renew for one-year terms unless prior written notice is delivered by either party and includes the following:

•	An annual base salary of $210,000 for 2008.

•	Incentive cash compensation of up to $75,000 in 2008. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market for the applicable calendar year) of $3.75 to $4.00 for the calendar year 2008, a percentage (determined by straight line interpolation) of the target compensation will be paid.

•	Incentive cash compensation for 2008 of up to $75,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue and operating income targets are met.

We entered into an employment agreement with Peter A. McClennen on March 28, 2005, the term of which was scheduled to expire on December 31, 2005. The agreement automatically renewed for one-year terms until we provided written notice of non-renewal of the agreement on October 1, 2007. The terms of the agreement included the following:

•	An annual base salary of $300,000 in 2006 and 2007.

•	Incentive cash compensation of up to $75,000 in 2006. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market for the applicable calendar year) of $5.00 to $6.00 for the calendar year 2006, Mr. McClennen was eligible to receive a percentage (determined by straight line interpolation) of the target compensation. The 2006 stock price goals were not met, and, as a result, Mr. McClennen did not receive a cash bonus under this program for 2006.

•	Incentive cash compensation of up to $75,000 in 2007. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market for the applicable calendar year) of $3.75 to $4.00 for the calendar year 2006, Mr. McClennen was eligible to receive a percentage (determined by straight line interpolation) of the target compensation. The 2007 stock price goals were not met, and, as a result, Mr. McClennen did not receive a cash bonus under this program for 2006.

•	Incentive cash compensation for 2006 of up to $150,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue and operating income targets are met. The 2006 performance goals were not met, and, as a result, Mr. McClennen did not receive a cash bonus under this program for 2006.

•	Incentive cash compensation for 2007 of up to $150,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue and operating income targets are met. The 2007 performance goals were met in part, and, as a result, Mr. McClennen earned a cash bonus of $65,693 under this program for 2007.

•	Incentive cash compensation for 2007 of up to $18,000 pursuant to a program established by the Compensation Committee in the event that sales order targets are exceeded on a quarterly basis. The

2007 sales order targets were met in part, and, as a result, Mr. McClennen earned a cash bonus of $4,500 under this program for 2007.

On October 1, 2007, we notified Mr. McClennen that the Employment Agreement between Mr. McClennen and us dated March 28, 2005 (the “Employment Agreement”) would not be renewed. Pursuant to the terms of the Employment Agreement, in connection with the non-renewal by us of that agreement, we and Mr. McClennen have entered into a general release and separation agreement, dated as of October 25, 2007, under which Mr. McClennen is entitled to receive one year’s salary as a severance payment.

Each of our employment agreements with our named executive officers contains a six month post termination covenant not to compete, a two year post termination restriction period whereby the employee may not induce any of our employees to leave our employ, provisions to protect against solicitation of any customer with which the employee had contact with during the two year period prior to termination, and non-disclosure provisions which protect our interests. Named Executive Officers are also able to participate in all of our health, welfare and benefit programs that are available to our employees.

2007 and 2008 Compensation Actions

The following table sets forth the base salaries that have been set for our named executive officers for both the fiscal years ending December 31, 2007 and 2008, as well as the maximum potential bonuses that those officers are, or were, eligible to receive under our stock price, performance-based and orders-based bonuses programs, and the options that each such officer received during those fiscal years.

			Stock	Performance
			Price	Based	Orders
			Bonus:	Bonus:	Bonus:
		Annual	Maximum	Maximum	Maximum	Options
		Salary	Possibility	Possibility	Possibility	Granted
Name and Principal Position	Year	($)	($) (1)(6)(9)	($) (2)(6)(9)	($)(3)	(#)

Stephen N. Kahane	2007	350,000	250,000	250,000	27,000	80,000	(4)
Chief Executive Officer and President	2008	350,000	250,000	250,000	39,000	250,000	(5)
Kevin C. Burns	2008	220,000	75,000	75,000	21,000	200,000	(6)
Current Sr. Vice President and Chief Financial Officer
Joseph D. Hill(7)	2007	250,000	125,000	125,000	15,000	80,000	(4)
Former Sr. Vice President and Chief Financial Officer
Peter A. McClennen(8)	2007	300,000	150,000	150,000	18,000	80,000	(4)
Former President and Chief Operating Officer

(1)	Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ Global Market) of $3.75 to $4.00 per share for the calendar year 2007 and 2008.

(2)	Incentive cash compensation for 2007 and 2008 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue, orders and operating income targets are met.

(3)	Incentive cash compensation for 2007 and 2008 pursuant to a program established by the Compensation Committee in the event that sales order targets are exceeded on a quarterly basis. Amounts are annual amounts.

(4)	The option shares vest and become exercisable in twelve equal quarterly installments beginning three months from the grant date. Upon a change in control (as defined in the executives’ employment agreement), unvested options shall fully vest.

(5)	125,000 option shares vest and become exercisable in twelve equal quarterly installments beginning three months from the grant date. 125,000 shares vest and become exercisable on the sixth anniversary of the grant date or upon a change in control (as defined in the employment agreement) unless they vest earlier subject to the attainment of certain order targets as specified by the Compensation Committee.

(6)	100,000 option shares vest and become exercisable in twelve equal quarterly installments beginning three months from grant date of option grant. Upon a Change in Control all unvested options shall fully vest and the exercise period shall terminate on the earlier of two years from termination or ten years from the date of grant. 100,000 options shares vest on the sixth anniversary of the grant date provided, however, that subject to the attainment of an average stock price (defined as the average daily closing AMICAS common stock price on The NASDAQ Global Market for the applicable calendar year) of $3.75 to $4.00 per share for the calendar year 2008, a percentage (determined by straight line interpolation) of 100,000 of the option shares would vest and become exercisable effective December 31, 2008 (if acceleration of all 100,000 shares is not earned in 2008, there will be a carry over to 2009 of any remaining unvested option shares). Upon a Change in Control, all unvested stock options shall fully vest and the exercise period shall terminate on the earlier of two years from termination or ten years from the date of grant.

(7)	Mr. Hill resigned as Senior Vice President and Chief Financial Officer and was appointed as a Director of the Company effective April 4, 2008.

(8)	On October 1, 2007, we notified Mr. McClennen that the Employment Agreement between Mr. McClennen and us dated March 28, 2005 (the “Employment Agreement”) would not be renewed. Pursuant to the terms of the Employment Agreement, in connection with the non-renewal by us of that agreement, we and Mr. McClennen have entered into a general release and separation agreement, dated as of October 25, 2007, under which Mr. McClennen is entitled to receive one year’s salary as a severance payment.

(9)	In the event of a change in control of the Company, as long as the Company has achieved certain specific financial targets, the Named Executive Officers shall receive 100% of their respective target bonus amounts. If the bonuses based on specific financial targets have not been received at the time of change in control, the Named Executive Officers shall receive 50% of their target annual bonus upon change in control.

401(k) Profit Sharing Plan

We maintain a tax-qualified retirement savings plan, or 401(k) plan, that covers all eligible employees. Pursuant to our 401(k) plan, participants may elect to reduce their current compensation, on a pre-tax basis, by up to 50% of their compensation, but not more than $15,500 per calendar year, and have the amount of the reduction contributed to the 401(k) plan. The 401(k) plan also permits us, in our sole discretion, to make employer matching contributions equal to a specified percentage (as we determine) of the amount a participant has elected to contribute to the 401(k) plan, and/or employer profit-sharing contributions equal to a specified percentage (as we determine) of an employee’s compensation.

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2007 to each of the executive officers named in the Summary Compensation Table.

	Option Awards
					Equity Incentive
	Number				Plan Awards:
	of		Number of		Number
	Securities		Securities		of Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised		Option
	Options		Options		Unearned		Exercise	Option
	(#)		(#)		Options		Price	Expiration
Name	Exercisable		Unexercisable		(#)		($)	Date

Stephen N. Kahane	4,656	(1)	—		—		7.59	11/9/2009
	1,498	(2)	—		—		6.97	12/3/2009
	57,395	(3)	—		—		6.97	12/3/2009
	406,773	(4)	—		—		6.97	12/3/2009
	1,015,802	(5)	—		—		2.10	8/21/2010
	423	(1)	—		—		1.80	10/17/2010
	200	(1)			—		5.65	12/31/2011
	—		115,000	(6)	—		3.57	4/26/2014
	250,000	(7)	—		—		$3.02	7/26/2014
	117,000		—		333,000	(8)	3.02	7/26/2014
	19,999		60,001	(9)			2.97	1/26/2017
Joseph D. Hill	200,000	(10)					3.80	10/1/2014
	65,000		—		185,000	(11)	3.80	10/1/2014
	29,166		20,834	(12)			4.89	1/5/2016
	19,999		60,001	(13)			2.97	1/26/2017
Peter A. McClennen	274,999		25,001	(14)			3.83	3/30/2008
	78,000		—		222,000	(15)	3.83	3/30/2008
	46,666		33,334	(16)			4.89	3/30/2008
	19,999		60,001	(17)			2.97	3/31/2008
Kevin C. Burns	34,285	(18)	5,715				3.45	11/5/2014
	1,428	(19)	1,072				5.01	10/21/2015
	9,999	(20)	10,001				4.89	1/5/2016
	8,571	(21)	11,429				3.56	5/31/2016
	7,142	(22)	12,858				3.18	8/24/2016
	8,749	(23)	26,251				2.97	1/26/2017
	833	(24)	4,167				3.00	4/27/2017

(1)	The option vested as to 100% of the shares on the fourth anniversary of the grant date.

(2)	The option vested as to 25% of the shares per year beginning on the first anniversary of the grant date.

(3)	The option vested as to 25% of the shares per year in quarterly installments.

(4)	The option vested as to 6.25% of the shares per quarter beginning 3 months from the grant date.

(5)	The option vested as to 8.33% of the shares per quarter beginning 64 days after the grant date.

(6)	On April 26, 2004, we granted to Dr. Kahane an option to purchase 115,000 shares of our common stock at fair market value on the grant date that vests on the sixth anniversary of the grant date. Upon a change in control (as defined in the employment agreement) unvested options shall fully vest.

(7)	On July 26, 2004, we granted to Dr. Kahane an option to purchase 250,000 shares of the our common stock at fair market value on the grant date that vests in twelve equal quarterly installments beginning three months from the grant date. Upon a change in control (as defined in the employment agreement) unvested options shall fully vest.

(8)	On July 26, 2004, we granted to Dr. Kahane an option to purchase 450,000 shares of our common stock, under the plan, at fair market value on the grant date that vest on the sixth anniversary of the grant date or upon a change in control (as defined in the employment agreement) unless they vest earlier in accordance with the following schedule. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS common stock price on The NASDAQ Global Market for the applicable calendar year) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 225,000 of the 450,000 option shares granted to Dr. Kahane would vest and become exercisable effective December 31, 2005 (if acceleration of all 225,000 shares is not earned in 2005, there will be a carry over to 2006 of any remaining unvested option shares). In 2005, the average price per share of AMICAS common stock was $4.52, and as a result, 117,000 of the 450,000 shares vested. Subject to the attainment of an average stock price of $5.00 to $6.00 per share for calendar year 2006, a percentage (determined by straight line interpolation) of the 333,000 options would have vested and become exercisable. The goals were not met and the shares did not vest. The 333,000 options will vest on the sixth anniversary of the grant date.

(9)	On January 26, 2007, we granted to Dr. Kahane an option to purchase 80,000 shares of our common stock at fair market value on the grant date that vests in twelve equal quarterly installments beginning three months from the grant date. Upon a change in control (as defined in the employment agreement) unvested options shall fully vest.

(10)	On October 1, 2004, we granted to Mr. Hill an option to purchase 200,000 shares of our common stock at fair market value on the grant date that vest in twelve equal quarterly installments beginning three months from the grant date and that fully vest upon a change in control (as defined in the employment agreement).

(11)	On October 1, 2004, we granted to Mr. Hill an option to purchase 250,000 shares of our common stock, under the plan, at fair market value on the grant date that vest on the sixth anniversary of the grant date provided, however, that subject to the attainment of an average stock price (defined as the average daily closing AMICAS common stock price on The NASDAQ Global Market for the applicable calendar year) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 125,000 of the 250,000 option shares would vest and become exercisable effective December 31, 2005 (if acceleration of all 125,000 shares is not earned in 2005, there will be a carry over to 2006 of any remaining unvested option shares). In 2005, the average price per share of AMICAS common stock was $4.52, and as a result, 65,000 of the 250,000 shares vested. Subject to the attainment of an average stock price of $5.00 to $6.00 per share for calendar year 2006, a percentage (determined by straight line interpolation) of the 185,000 options would have vested and become exercisable. The goals were not met and the shares did not vest. The 185,000 options will vest on the sixth anniversary of the grant date. Upon a change in control (as defined in the employment agreement) these option shares shall immediately vest.

(12)	On January 5, 2006, we granted to Mr. Hill an option to purchase 50,000 shares of our common stock at fair market value on the grant date. The option shares vest and become exercisable in twelve equal quarterly installments beginning three months from the grant date. Upon a change in control (as defined in the agreement), unvested options shall fully vest.

(13)	On January 26, 2007, we granted to Mr. Hill an option to purchase 80,000 shares of our common stock at fair market value on the grant date that vests in twelve equal quarterly installments beginning three months from the grant date. Upon a change in control (as defined in the employment agreement) unvested options shall fully vest.

(14)	On March 28, 2005, we granted to Mr. McClennen an option to purchase 300,000 shares of our common stock at fair market value on the grant date that vest as follows: (i) 100,000 vest one year from the grant date, and (ii) the balance vest in eight equal quarterly installments beginning twelve months from the grant date so that the first quarterly installment shall vest fifteen months after the date of the grant. Upon a change in control (as defined in the agreement) unvested stock options shall fully vest.

(15)	On March 28, 2005, we granted to Mr. McClennen an option to purchase 300,000 shares of our common stock under the plan at fair market value on the grant date that vest on the sixth anniversary of the grant date provided, however, that subject to the attainment of an average stock price (defined as the average daily closing AMICAS common stock price on The NASDAQ Global Market for the applicable calendar year) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 150,000 of the 300,000 option shares would vest and become exercisable effective December 31, 2005 (if acceleration of all 150,000 shares is not earned in 2005, there will be a carry over to 2006 of any remaining unvested option shares). In 2005, the average price per share of AMICAS common stock was $4.52, and as a result, 78,000 of the 300,000 shares vested. Subject to the attainment of an average stock price of $5.00 to $6.00 per share for calendar year 2006, a percentage (determined by straight line interpolation) of the 222,000 options would have vested and become exercisable. The goals were not met and the shares did not vest. The 222,000 options will vest on the sixth anniversary of the grant date. Upon a change in control (as defined in the agreement) these option shares shall immediately vest.

(16)	On January 5, 2006, we granted to Mr. McClennen an option to purchase 80,000 shares of our common stock at fair market value on the grant date. The option shares shall vest and become exercisable in twelve equal quarterly installments beginning three months from option grant date. Upon a change in control (as defined in the agreement) unvested options shall fully vest.

(17)	On January 26, 2007, we granted to Mr. McClennen an option to purchase 80,000 shares of our common stock at fair market value on the grant date that vests in twelve equal quarterly installments beginning three months from the grant date.

(18)	On November 5, 2004, we granted to Mr. Burns an option to purchase 40,000 shares of our common stock, which vests 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(19)	On October 21, 2005, we granted to Mr. Burns an option to purchase 2,500 shares of our common stock, which vests 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(20)	On January 5, 2006, we granted to Mr. Burns an option to purchase 20,000 shares of our common stock, which vests 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(21)	On May 31, 2006, we granted to Mr. Burns an option to purchase 20,000 shares of our common stock, which vests 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(22)	On August 24, 2006, we granted to Mr. Burns an option to purchase 20,000 shares of our common stock, which vests 25% after one year and the remainder in eight quarterly installments beginning fifteen months after the grant date.

(23)	On January 26, 2007, we granted to Mr. Burns an option to purchase 35,000 shares of our common stock, which vests in twelve equal quarterly installments beginning three months from the grant date.

(24)	On April 27, 2007, we granted to Mr. Burns an option to purchase 5,000 shares of our common stock, which vests in twelve equal quarterly installments beginning three months from the grant date.

Option Exercises And Stock Vested

None of our executive officers named in the Summary Compensation Table exercised options to purchase our common stock during the fiscal years ended December 31, 2006 and December 31, 2007.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation.

Potential Payments Upon Termination Or Change-In-Control

Our employment agreement with Dr. Kahane provides for a severance payment upon the termination of employment by AMICAS without cause or by Dr. Kahane for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to one and one-half times his then-current annual base salary, payment of a cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for eighteen months. In addition, a severance payment, upon termination of employment following a change in control of AMICAS, payable in accordance with our normal payroll procedure, of his then-current annual base salary and the payment of health insurance premiums for twenty four months will also be paid. Severance payments may be reduced by one-half as of the date Dr. Kahane becomes employed by a non-competitor and shall cease if employed by a competitor. If Dr. Kahane had been terminated under the above referenced circumstances as of December 31, 2007, he would have been entitled to receive up to $554,964, which includes the maximum contribution of the health insurance premiums.

Our employment agreement with Mr. Burns provides for a severance payment upon the termination of employment by AMICAS without cause or by Mr. Burns for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to his then-current annual base salary, payment of a cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for twelve months. In addition, a severance payment, upon termination of employment following a change in control of AMICAS, payable in accordance with our normal payroll procedure, of his then-current annual base salary and the payment of health insurance premiums for eighteen months will also be paid. Severance payments may be reduced by one-half as of the date Mr. Burns becomes employed by a non-competitor and shall cease if employed by a competitor.

Our employment agreement with Mr. Hill provided for a severance payment upon the termination of employment by AMICAS without cause or by Mr. Hill for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to his then-current annual base salary, payment of a cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for twelve months. In addition, a severance payment, upon termination of employment following a change in control of AMICAS, payable in accordance with our normal payroll procedure, of his then-current annual base salary and the payment of health insurance premiums for eighteen months would have been paid. Severance payments would have been reduced by one-half as of the date Mr. Hill becomes employed by a non-competitor and would have ceased if employed by a competitor. Mr. Hill resigned from his employment with us effective April 4, 2008.

Our employment agreement with Mr. McClennen provides for a severance payment upon the termination of employment by AMICAS without cause or by Mr. McClennen for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to his then-current annual base salary, payment of a cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for twelve months. In addition, a severance payment, upon termination of employment following a change in control of AMICAS, payable in accordance with our normal payroll procedure, of his then-current annual base salary and the payment of health insurance premiums for eighteen months will also be paid. Severance payments may be reduced by one-half as of the date Mr. McClennen becomes employed by a non-competitor and shall cease if employed by a competitor. On October 1, 2007, we notified Mr McClennen that the Employment Agreement between Mr. McClennen and us dated March 28, 2005 (the “Employment Agreement”) would not be renewed. Pursuant to the terms of the Employment Agreement with us, dated March 28, 2005, in connection with the non-renewal by us of that agreement, we and Mr. McClennen have entered into a general release and separation agreement, dated as of October 25, 2007, under which Mr. McClennen is entitled to receive one year’s salary as a severance payment. Mr. McClennen is entitled to receive up to $322,473, which includes the maximum contribution of the health insurance premium.

The agreements with all the above executive officers provide for an additional gross-up payment to be made to the executive officers in the event that, upon a change in control of AMICAS (as defined in the agreements), any payments to such executive officers would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

Potential Post-Employment Payments Table

The table below reflects amounts payable to the Named Executive Officers (i) assuming their employment was terminated on December 31, 2007 and (ii) assuming a change in control occurred on December 31, 2007.

			Health				Options
Name	Event	Salary	Benefits	Bonus		Total	Vested(6)(7)

Stephen N. Kahane	Termination(1)	$525,000	$24,552	—		$549,552	—	(6)
	Change in Control(2)	$700,000	$32,736	$539,000	(5)	$1,271,736	895,000	(7)
Kevin C. Burns	Termination(3)	$210,000	$10,440	—		$220,440	—	(6)
	Change in Control(4)	$315,000	$15,660	$221,000	(5)	$551,660	200,000	(7)
Joseph D. Hill	Termination(3)	$250,000	$16,368	—		$266,368	—	(6)
	Change in Control(4)	$375,000	$24,552	$250,000	(5)	$649,552	580,000	(7)

(1)	Annual base salary for 18 months paid upon termination..

(2)	Annual base salary and benefits will be paid for 24 months upon change in control (as defined in the employment agreement).

(3)	Annual base salary for 12 months paid upon termination.

(4)	Annual base salary and benefits paid for 18 months upon change in control (as defined in the employment agreement).

(5)	Payment of cash bonus is in full upon a change in control (as defined in the employment agreement), and to the extent earned upon termination.

(6)	Options vested as of date of termination shall expire according to the terms of the option agreement.

(7)	All options shall fully vest upon a change in control (as defined in the employment agreement).

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2006 and 2007 to each of our non-employee directors. We do not pay directors who are also AMICAS employees any additional compensation for their services as directors.

		Fees
		Earned or
		Paid in	Stock	Option
		Cash	Awards	Awards	Total
Name	Year	($)	($)(1)	($)(2)	($)

Philip M. Berman(3)	2006	28,000	14,999	19,716	62,715
	2007	32,000	14,998	15,605	62,603
Stephen J. DeNelsky(4)	2006	33,000	19,499	15,141	67,640
	2007	40,000	19,499	8,411	67,910
Stephen J. Lifshatz(5)	2007	18,000	14,998	4,294	37,292
David B. Shepherd(6)	2006	33,000	19,499	15,676	68,175
	2007	40,000	19,499	7,043	66,542
John J. Sviokla(7)	2006	15,000	14,999	4,182	34,181
	2007	32,000	14,998	8,198	55,196
Lisa W. Zappala(8)	2006	37,000	14,999	19,243	71,242
	2007	19,000	—	—	19,000

(1)	Restricted stock had been granted to the Company’s non-employee directors, which vest on the earlier of one year from the date of grant and the date the director completes a full term as a director. The fair value of the restricted stock awards was based on the closing market price of the Company’s common stock on the date of award and is being amortized on a straight line basis over the service period.

(2)	Represents the amount recognized for financial statement reporting in accordance with SFAS 123R. The assumptions utilized in recording this expense are included in Note N — Stockholders Equity to our audited consolidated financial statements for the fiscal year ended December 31, 2006 and Note M — Stockholders Equity to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in our annual reports on Form 10-K filed with SEC on March 16, 2007 and March 17, 2008, respectively.

(3)	Dr. Berman has 25,000 options outstanding and 21,250 exercisable as of December 31, 2007.

(4)	Mr. DeNelsky has 47,500 options outstanding and 43,750 exercisable as of December 31, 2007.

(5)	Mr. Lifshatz has 10,000 options outstanding as of December 31, 2007.

(6)	Mr. Shepherd has 45,000 options outstanding and 43,750 exercisable as of December 31, 2007.

(7)	Dr. Sviokla has 12,500 options outstanding and 5,000 exercisable as of December 31, 2007.

(8)	Ms. Zappala ceased to be a director effective June 5, 2007.

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our Board of Directors.

Cash Payments:

Each non-employee director receives $7,500 per calendar quarter of service, with additional cash payments of $2,500 to the chairperson of the Audit Committee; $1,000 to each of the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee, and each member of the Audit Committee; and $500 to the Lead Director.

2006 Stock Incentive Plan:

On the date of his or her initial election or appointment to the Board of Directors, each non-employee director shall receive under our 2006 Stock Incentive Plan (the “Plan”) restricted shares of our common stock in an amount equal to $15,000 divided by the per share closing price of our common stock as quoted on The Nasdaq Global Market on the date of grant, provided, however, that in the event of an appointment to the Board of Directors, such grant shall be made on a pro rata basis based upon a June 1 to May 31 year. On the date of his or her re-election (or initial election following an appointment to the Board), each non-employee director shall receive, pursuant to the Plan, restricted shares of the Company’s common stock in an amount equal to $15,000 divided by the per share closing price of the Company’s common stock as quoted on The Nasdaq Global Market on the date of grant.

Upon each appointment as chair of the Audit Committee or Lead Director, each such non-employee director shall receive a grant under the Plan of restricted shares of our common stock in an amount equal to $4,500 divided by the per share closing price of our common stock as quoted on The Nasdaq Global Market on the date of grant.

Directors Stock Option Plan:

Prior to the adoption of the 2006 Stock Incentive Plan non-employee directors were compensated through our Directors Stock Option Plan which was adopted by our directors and approved by our stockholders in June 1998.

The Directors Stock Option Plan provided to each director who is not an employee of AMICAS or its subsidiaries, at the time he or she was first appointed or elected to the Board of Directors, an option to purchase 10,000 shares of our common stock. On each anniversary of such director’s service on the Board of Directors, each such non-employee director received a grant of an option to purchase 2,500 shares of common stock pursuant to the Directors Stock Option Plan. The Directors Stock Option Plan also allows the Compensation Committee of the Board of Directors to make additional grants of options to non-employee directors from time to time; however, in practice, the Board of Directors approves, at its discretion and upon the recommendation of the Compensation Committee, additional grants of options to non-employee directors.

All options granted under the Directors Stock Option Plan vest at a rate of 50% upon completion of one year of service as a director after the date of grant and 50% upon completion of the second year of service as a director after the date of grant. Generally, no option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable only by the optionee during his or her lifetime. The exercise price of all options will be the fair market value of the shares of common stock on the trading day immediately preceding the date of grant, and the term of each option may not exceed ten years. Unless terminated sooner by the Board of Directors, the Directors Stock Option Plan will continue in effect for a period of ten years or until all options outstanding thereunder have expired or been exercised. As of December 31, 2006, there were 247,584 shares of common stock reserved for issuance under the Directors Stock Option Plan. In addition, as of December 31, 2006, options to acquire 152,000 shares of our common stock had been granted and were outstanding pursuant to the Directors Stock Option Plan at a weighted average exercise price of $3.45 per share. As of December 31, 2007, no shares remained available for issuance and the plan has expired. In addition, as of December 31, 2007, options to acquire 163,250 shares of our common stock had been granted and were outstanding pursuant to the Directors Stock Option Plan at a weighted average exercise price of $3.42 per share. Stock option grants to Directors after January 1, 2008 will be issued from the 2006 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.

By the Compensation Committee:
John J. Sviokla (Chair)
Phillip M. Berman
Stephen J. Lifshatz

REPORT OF THE AUDIT COMMITTEE

In 2007, the Audit Committee was composed of Stephen J. DeNelsky, Stephen J. Lifshatz and David B. Shepherd. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in April 2001 and subsequently amended in March 2004. A copy of the Audit Committee charter is available on the Company’s website at www.amicas.com/investor/. Each member of the Audit Committee is an independent director as defined by its charter and the rules of The Nasdaq Stock Market and is an audit committee financial expert as defined by the rules of the SEC.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2007 and independently discussed those financial statements with the Company’s management and with the Company’s independent registered public accounting firm, BDO Seidman, LLP.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards; for issuing a report on those financial statements; and for auditing the effectiveness of the Company’s internal controls over financial reporting. The Company’s independent registered public accounting firm also performs timely reviews of the Company’s unaudited quarterly financial statements. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining, compensating, overseeing and, when necessary, terminating the engagement of the independent registered public accounting firm. The Audit Committee is also responsible for reviewing management’s and the independent registered public accounting firm’s reports on the Company’s internal control over financial reporting. The Audit Committee pre-approves all audit services and all other services (review, attest and non-audit) to be provided to the Company by the independent registered public accounting firm. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the independent registered public accounting firm, the following:

•	the plan for, and the results of, each audit and review of the Company’s financial statements performed by the independent registered public accounting firm;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to our stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	the Audit Committee’s charter;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T (Communication with Audit Committees) with BDO Seidman, LLP.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditors’ professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion regarding independence. The Audit

Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit related services to the Company, which are described below under the caption “Independent Registered Public Accounting Firm Fees and Other Matters” in Proposal 2, is compatible with maintaining such accountants’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee:
Stephen J. Lifshatz (Chair)
Stephen J. DeNelsky
David B. Shepherd

PROPOSAL 1

ELECTION OF DIRECTORS

In April 2008, the Board of Directors nominated seven individuals to stand for election as directors at the Annual Meeting: Phillip M. Berman, M.D., Stephen J. DeNelsky, Joseph D. Hill, Stephen N. Kahane, M.D., M.S., Stephen J. Lifshatz, David B. Shepherd and John J. Sviokla. Each nominee is currently serving as a director of the Company. Each director elected at the Annual Meeting will serve until the 2009 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election of all of the nominees as directors. Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or will not serve, the persons named in the proxy will vote to elect substitute nominees recommended by the Board of Directors. In no event can a proxy be voted to elect more than seven directors.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors of the Company and the names of other public companies in which such persons hold directorships. This information has been furnished by the respective individuals. Each individual’s age is as of the date of this Proxy Statement.

Phillip M. Berman, M.D., age 54, has served as a director since June 2005. Since May 2003, Dr. Berman has worked for Canyon Imaging Network PLLC as a managing member and director of Imaging Services at Carondelet Imaging Center in Tucson, Arizona. For a five-month period in the second half of 2003 he served as an advisor to Algotec, Inc. From January 2001 to May 2003, Dr. Berman served in various positions, including managing director, group vice president and Vice President, for Eastman Kodak Company’s Kodak Health Imaging division. He was also the president and general manager of AuntMinnie.com, a vertical portal for medical imaging professionals, which he founded in July 1999. Dr. Berman has served as a director on numerous Boards including Mobility, Inc., Protein Polymer Technology Inc. and CompuMed. Dr. Berman is a

cum laude graduate of both Harvard University and the Medical College of Pennsylvania. He completed his residency in radiology at UC San Diego. Dr. Berman does not serve on the board of any other public company.

Stephen J. DeNelsky, age 40, has served as a director since March 2001. Since October 2004, Mr. DeNelsky has served as general partner of Sapphire Capital Management LP, a New York based investment fund. From March 2003 until October 2004, Mr. DeNelsky worked at Copper Arch Capital, LLC as a senior research analyst. From November 2001 through March 2003, he served as the portfolio manager of Forstmann-Leff Associates, LLC. In December 2000, Mr. DeNelsky founded Sapphire Capital Management LLC, a New York-based investment fund, and he served as its managing partner until November 2001. From June 1999 until December 2000, he was a senior research analyst in Credit Suisse First Boston’s Health Care Equity Research Group, covering primarily the healthcare information technology and e-health sectors. Mr. DeNelsky does not serve on the board of any other public company.

Joseph D. Hill, age 45, was appointed a director on April 4, 2008. Previously, Mr. Hill served as our Senior Vice President and Chief Financial Officer from October 2004 until April 2008. Mr. Hill is currently the Chief Financial Officer of Metabolix, Inc. Prior to this, from April 2003 until March 2004, Mr. Hill served as Vice President and Chief Financial Officer of Dirig Software, an application performance management solutions provider based in Nashua, New Hampshire. In February 2004, Dirig Software was acquired by Allen Systems Group of Naples, Florida. From August 2000 until June 2002, Mr. Hill served as Vice President and Chief Financial Officer of Maconomy Corporation, a Web-based business management solutions provider with headquarters in Copenhagen, Denmark and Marlborough, Massachusetts. Prior to joining Maconomy, Mr. Hill was Vice President and Chief Financial Officer of Datamedic Holding Corp., a practice management and clinical software company specializing in ophthalmology and general medical practices. We acquired Datamedic in 1999. Mr. Hill does not serve on the board of any other public company.

Stephen N. Kahane, M.D., M.S., age 50, has served as our Chief Executive Officer since September 2004, as a director since March 2001, and as Chairman since June 2005. Dr. Kahane also served as our President from September 2004 through March 2005 and Vice Chairman from March 2001 to May 2005. He was our Chief Strategy Officer from November 1999 until August 2004. From November 1999 until March 2001, Dr. Kahane also served as President of our E-Health unit. Dr. Kahane also trained and served on the faculty at The Johns Hopkins Medical Center. Dr. Kahane does not serve on the board of any other public company.

Stephen J. Lifshatz, age 49, has served as a director since June 2007. Mr. Lifshatz is currently the Chief Financial Officer of Authoria, Inc. Previously, Mr. Lifshatz served as Chief Financial Officer and Senior Vice President of Lionbridge Technologies, Inc, which he joined soon after its founding in 1997 and had the overall responsibility for worldwide accounting, risk management, reporting, and financial control activities of the company. Prior to joining Lionbridge, Mr. Lifshatz was the Chief Financial Officer and treasurer of the Dodge Group. Previously, Mr. Lifshatz spent 15 years with Marcam Corporation in various senior roles, including operations controller, corporate controller, treasurer and Chief Financial Officer as well as president of an operating unit. Mr. Lifshatz does not serve on the board of any other public company.

David B. Shepherd, age 56, has served as a director since June 2001. Since 1990, Mr. Shepherd has been employed by Louis Dreyfus Property Group LLC, an international commercial property company owned by Louis Dreyfus S.A.S., and currently is its Vice President and Chief Financial Officer and holds equivalent positions at various affiliated joint ventures. Mr. Shepherd also is Treasurer and Secretary of LDS Advisors LLC, the sponsor and managing member of LDS Investment Group LLC, a real estate investment fund formed in February 2007. From 1975 until 1990, Mr. Shepherd was a certified public accountant with the audit practice of Ernst & Young LLP. Mr. Shepherd does not serve on the board of any other public company.

John J. Sviokla, age 50, has served as a director since June 2006. Since September 1998 he has served as vice president of DiamondCluster International (formerly Diamond Technology Partners) and director of the firm’s Innovation efforts. He became a director of DiamondCluster International in August 1999 and since April 2000 has been its vice chairman. DiamondCluster International is a public company. From 1993 to 1998, he was a professor at Harvard Business School. Dr. Sviokla has been a consultant to large and small companies around the world specializing in issues related to information technology adoption, sales force productivity, knowledge management and business performance. He has authored over 100 articles, cases, videos and tele-seminars. Dr. Sviokla has a D.B.A., M.B.A. and A.B. from Harvard Business School. Mr. Sviokla also serves on the Board of Directors of Diamond Management and Technology Consultants, Inc.

A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders at the Annual Meeting, the Audit Committee of the Board of Directors has appointed the independent registered public accounting firm of BDO Seidman, LLP as the independent registered public accounting firm for AMICAS for the year ending December 31, 2008. BDO Seidman, LLP has been AMICAS’ independent registered public accounting firm since 1996. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Audit Committee will reconsider the matter. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees that BDO Seidman, LLP, our independent registered public accounting firm, billed to us for professional audit services rendered during each of the last two fiscal years:

Fee Category	2007	2006

Audit Fees(1)	$550,000	$610,000
Audit-Related Fees(2)	$5,700	$18,200
All Other Fees	—	—

Total Fees	$555,700	$628,200

(1)	Audit fees consist of fees for the audits of our financial statements and internal controls, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements that generally only the independent auditor can reasonably be expected to provide.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to due diligence related to mergers and acquisitions, employee benefit audits, accounting consultations in connection with the sale of our medical division, and consultations concerning financial accounting and reporting standards.

The percentage of services set forth above in the categories Audit-Related Fees, Tax Fees, and All Other Fees, that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) under the SEC’s Regulation S-X (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Pre-Approval Policy and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for overseeing the independence of and setting the compensation for the independent auditor, in addition to evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

As set forth in its charter, the Audit Committee pre-approves all audit services to be provided to us, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. A copy of the Audit Committee charter is available on the company’s website at www.amicas.com/investor/. All of the services provided by BDO Seidman, LLP during the last two fiscal years were approved by the Audit Committee.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR AMICAS FOR THE YEAR ENDING DECEMBER 31, 2008. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

OTHER MATTERS

Annual Report to Stockholders

The Annual Report of AMICAS for the year ended December 31, 2007, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Annual Report on Form 10-K

Our Internet address is www.amicas.com. The information on our website is not a part of, or incorporated into, this Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We make available on our website, and we will provide without charge at the written request of any holder of our common stock of record as of the close of business on April 14, 2008, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. We will provide copies of the exhibits upon written request by eligible stockholders, for which we may impose a fee, limited to our reasonable expenses in providing such exhibits. Requests for copies of the exhibits to our annual report on Form 10-K should be mailed to:

AMICAS, Inc.
Attn: Investor Relations
20 Guest Street
Boston, Massachusetts 02135

No Incorporation by Reference of Committee Reports

The information in this Proxy Statement under the captions “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to have been filed with the Securities and Exchange Commission and such information shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

Stockholder Proposals

Proposals to be included in the Proxy Statement.  We expect to hold our 2009 Annual Meeting of Stockholders in June 2009 and we expect to mail our Proxy Statement in connection therewith by April 2009. Proposals of stockholders that are intended to be presented at our 2009 Annual Meeting of Stockholders must comply with Rule 14a-8 under the Exchange Act and our by-laws. Proposals must be submitted in writing and received by the Corporate Secretary at the address above on or before December 31, 2008 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

Other Proposals (not to be included in the Proxy Statement).  According to our by-laws, a stockholder proposal may only be acted upon at an annual meeting of stockholders if the stockholder gives us notice of such proposal not less than 60 days nor more than 90 days before such annual meeting; provided, however, that if we give less than 60 days notice or prior public disclosure of the date of the annual meeting, notice by the stockholder must be given to us not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. Accordingly, any stockholder proposals intended to be presented from the floor at our 2009 Annual Meeting of Stockholders must be submitted in writing not less than 60 days nor more than 90 days before such meeting, except as noted above, or the persons appointed as proxies will be permitted to exercise their discretionary voting authority with respect to the stockholder proposal.

Other Matters to be Brought Before the Annual Meeting

The Board of Directors knows of no other matters which will be brought before the Annual Meeting, other than the matters discussed herein. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number:

AMICAS, Inc.
Attn: Investor Relations
20 Guest Street
Boston, Massachusetts 02135
Telephone: (617) 779-7878

If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Stephen N. Kahane, M.D., M.S.
CEO, President and Chairman

Boston, Massachusetts
April 29, 2008

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE OVER THE INTERNET. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES OR VOTED OVER THE INTERNET.

PROXY
AMICAS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON TUESDAY, JUNE 3, 2008
     The undersigned hereby appoints STEPHEN N. KAHANE, and KEVIN C. BURNS or any one or both of them with full power of substitution and resubstitution, as proxy or proxies, for and in the name of the undersigned, to represent and vote all shares of common stock of AMICAS, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, June 3, 2008 at 10:00 a.m., Eastern Standard Time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, or at any adjournment thereof, upon matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows and otherwise in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
(1)	To elect the seven (7) nominees listed below to serve until the 2009 Annual Meeting of Stockholders:

☐	FOR all nominees listed	☐	WITHHOLD AUTHORITY to vote for all nominees listed
01- Phillip M. Berman, M.D.
02- Stephen J. DeNelsky
03- Joseph D. Hill
04- Stephen N. Kahane, M.D., M.S.
05- Stephen J. Lifshatz
06- David B. Shepherd
07- John J. Sviokla

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
THE NOMINEE’S NAME IN THE LIST ABOVE.
(Continued, and to be signed, on the other side)

(Continued from the other side)
(2)	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for AMICAS, Inc. for the year ending December 31, 2008:

☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE
PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON BOTH SIDES OF THIS PROXY.

Date , 2008

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON TUESDAY, JUNE 3, 2008. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.